UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 8, 2016

Active Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK 12, Austin, Texas	78758
(Address of principal executive offices)	(Zip Code)

(512) 836-6464
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 8, 2016, Active Power, Inc., a Delaware corporation (the “Company”), received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that, for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on The NASDAQ Capital Market pursuant to NASDAQ Listing Rule 5550(a)(2) ( “Rule 5550(a)(2)”). The NASDAQ deficiency letter has no immediate effect on the listing of the Company’s common stock, and its common stock will continue to trade on the NASDAQ under the symbol “ACPW” at this time.

In accordance with NASDAQ Listing Rule 5801(c)(3)(a), the Company has been given 180 calendar days, or until December 5, 2016, to regain compliance with Rule 5550(a)(2). If at any time before December 5, 2016, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Staff will provide written notification that the Company has achieved compliance with Rule 5550(a)(2).

If the Company does not regain compliance with Rule 5550(a)(2) by December 5, 2016, the Company may be afforded a second 180 calendar day period to regain compliance. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The NASDAQ Capital Market, except for the minimum bid price requirement. In addition, the Company would be required to notify NASDAQ of its intent to cure the minimum bid price deficiency, which may include, if necessary, implementing a reverse stock split.

If the Company does not regain compliance with Rule 5550(a)(2) by December 5, 2016, and is not eligible for an additional compliance period at that time, the Staff will provide written notification to the Company that its common stock may be delisted. At that time, the Company may appeal the Staff’s delisting determination to a NASDAQ Listing Qualifications Panel (“Panel”). The Company would remain listed pending the Panel’s decision. There can be no assurance that if the Company appeals a delisting determination by the Staff to the Panel, that such appeal would be successful.

The Company intends to monitor the closing bid price for its common stock and consider various options available to it if its common stock does not trade at a level that is likely to regain compliance. No determination regarding the Company’s response has been made at this time. There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with other NASDAQ listing criteria.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Date: June 14, 2016	By:	/s/ James A. Powers
James A. Powers Chief Financial Officer and Vice President of Finance